Exhibit 99.1

Boston Omaha Corporation Announces Adoption of $20 Million Class A Common Stock Repurchase Program

Omaha, Nebraska (Business Wire)

July 25, 2024

Boston Omaha Corporation (NYSE: BOC) (the “Company”) announced today that its Board of Directors (the “Board”) approved a share repurchase program under which the Company can repurchase up to $20,000,000 of its Class A common stock through September 30, 2025 through open market purchases, privately-negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. The share repurchase program will go into effect on or about August 15, 2024, following the release of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024.

“We believe our Class A common stock to be an attractive investment when, as we believe is currently the case, it trades at a meaningful discount to our view of the Company's intrinsic value and prospects. With the adoption of a repurchase program, we add to our capital allocation options the ability to opportunistically repurchase shares alongside our ability to continue investing in our businesses. We will continue to allocate capital to what we believe is its best and highest use in order to grow long-term value on a per share basis,” said Adam Peterson, Chairman and Chief Executive Officer.

The Board also authorized the Company, in its discretion, to establish “Rule 10b5-1 trading plans” for these share repurchases.  Rule 10b5-1 trading plans allow companies to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods.

The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in applicable SEC regulations, price, general business and market conditions, and alternative investment opportunities. The share buyback program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance and asset management. For more information, please visit www.bostonomaha.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of this press release on Form 8-K, including statements concerning the Company’s plans to consummate the share repurchase program; the timing and ability of the Company to repurchase additional shares of Class A common stock, if any, under the share repurchase program; fluctuations in the trading volume and market price of shares of the Company’s Class A common stock, our expectations regarding future growth, general business and market conditions and management’s determination of alternative needs and uses of the Company’s cash resources, all of which may affect the Company’s long-term performance and repurchases under the share repurchase program; and any statements or assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, such expectations or any of the forward-looking statements may prove to be incorrect and actual results could differ materially from those projected or assumed in the forward-looking statements. Important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Boston Omaha Corporation

Josh Weisenburger, 402-210-2633

contact@bostonomaha.com